Exhibit 99.1
AMENDMENT NO. 2 TO
AMERICAN CAMPUS COMMUNITIES, INC.
2004 INCENTIVE AWARD PLAN
     WHEREAS, American Campus Communities, Inc., a Maryland corporation, has heretofore adopted the American Campus Communities, Inc. 2004 Incentive Award Plan (the “Plan”);
     WHEREAS, the Board has the authority to amend the Plan pursuant to Section 19(a) of the Plan; and
     WHEREAS, the Board has determined it to be advisable to amend the Plan as set forth herein.
     NOW, THEREFORE, the Plan is hereby amended as follows.
     1. Section 8(e)(iii) of the Plan is hereby amended and restated in its entirety to read as follows:
     ”(iii) Terms and Conditions of Grant. Restricted Stock Units granted to Non-Employee Directors pursuant to this subsection (e) shall (A) have a Settlement Date on the date of grant of such Restricted Stock Units, and (B) be entitled to Dividend Equivalents, which shall be paid upon the Settlement Date.”
     2. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Plan.

     IN WITNESS WHEREOF, this Amendment No. 2 to the American Campus Communities 2004 Incentive Award Plan has been executed as of this 5th day of March, 2008, to be effective as of such date.

AMERICAN CAMPUS COMMUNITIES, INC., a Maryland corporation
By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer